Exhibit 1


                          Golden Cycle Gold Corporation
                              2340 Robinson Street
                                    Suite 209
                        Colorado Springs, Colorado 80904


                            STOCK PURCHASE AGREEMENT


Midas Fund, Inc.
11 Hanover Square
11th Floor
New York, New York  10005

Gentlemen:

     GOLDEN CYCLE GOLD CORPORATION, a Colorado corporation (the "Company"), upon the terms and subject to the conditions hereinafter set forth, hereby issues and sells to you (the "Purchaser"), on the date hereof, 100,000 shares of Common Stock, no par value ("Common Stock"), of the Company (the "Shares") at a purchase price of $10.00 per share.

     1. Purchase and Sale of Shares. Subject to the terms and conditions hereinafter set forth, the Purchaser hereby purchases from the Company, and the Company hereby issues and sells to the Purchaser, the Shares for the sum of $1,000,000 (the "Total Purchase Price"). Simultaneously with the delivery to the Company by the Purchaser of a copy hereof executed by the Purchaser, the Purchaser has delivered to the Company a certified or bank cashier's check made payable to the order of the Company in the full amount of the Total Purchase Price or has transferred to the Company the full amount of the Total Purchase Price by telegraphic bank transfer or other means satisfactory to the Company. Promptly after receipt thereof by the Company, the Company shall deliver to the Purchaser a certificate or certificates representing the Shares, registered in the name of the Purchaser or in the name or names of such nominee or nominees as the Purchaser shall have requested.

     2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Purchaser as follows:

     (a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all corporate power and authority to own and lease its properties and to conduct its business as presently conducted. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in the United States in which the conduct of its business as presently conducted or its ownership or leasing of property makes such qualification necessary and the failure so to qualify would have a materially adverse effect on the business or financial condition of the Company.

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     (b) Authorization and Validity of this Agreement. The execution, delivery and performance by the Company of this Agreement, including the offer, issuance, sale and delivery of the Shares, are within the Company's corporate power, have been duly authorized by all necessary corporate action, do not require approval of any governmental body, agency or official and do not, and will not, contravene, or constitute a default under, any applicable law or regulation, the Certificate of Incorporation or By-Laws of the Company or any agreement, judgment, injunction, order, decree or instrument binding upon the Company, or result in the creation or imposition of any material lien, claim or encumbrance on any asset of the Company. This Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

     (c) Authorization and Issuance of Shares of Common Stock. The Shares have been duly authorized and, upon the issuance thereof and payment therefor in the manner provided herein, will be duly authorized, validly issued, fully-paid and nonassessable. The Shares have been accepted for listing on the Pacific Stock Exchange, Inc., subject to official notice of issuance.

     (d) Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority is required in connection with the Company's valid execution, delivery or performance of this Agreement; or the offer, sale or issuance of the Shares by the Company to the Purchaser; or the consummation of any other transaction contemplated on the part of the Company or the Purchaser hereby, except any such consents, approvals, qualifications, orders, authorizations or filings as shall have been obtained or made by the Company prior to the date hereof and such post-closing notices, reports or similar filings required by applicable law in the ordinary course in connection with the offering and sale of securities.

     (e) Securities Filings. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information (the "Securities Filings") with the Securities and Exchange Commission (the "Commission"). True and correct copies of the Company's Annual Report on Form 10-K for the calendar year 1995 (the "1995 Form 10-K"), the Company's Quarterly Reports on Form 10- Q for the first three quarters of 1996 and the Company's Definitive Proxy Statement to shareholders dated April 15, 1996 (collectively, the "Delivered Filings") have been delivered to the Purchaser. Except as amended by subsequent Securities Filings, each Delivered Filing, including the financial information contained therein, as of its filing date, was true and correct in all material respects, and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing portion of this sentence does not constitute a representation or warranty that the Delivered Filings are or were true and correct on any date subsequent to their respective filing dates.

     (f) No Material Adverse Changes. Since the date of filing with the Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (the "September Form 10-Q", there has occurred no event materially adverse to the Company, its business or prospects.

     (g) Litigation. Except as set forth in the Delivered Filings, there is no litigation or governmental or other proceeding or investigation pending or, to the knowledge of the Company, threatened in respect of the Company and the Company is not aware of any claim or fact which, if disclosed to the public, would have a material adverse effect upon the Company, its business or prospects.

     (h) Capitalization. Except for the exercise of options to purchase 5,000 shares of Common Stock subsequent to September 30, 1996, the capitalization of the Company is as set forth in the 1995 Form 10-K and the September Form 10-Q, and except as set forth herein and in said reports, the Company has issued no capital stock or issued, or entered into any agreement to issue, convertible securities, warrants, options or other securities or arrangements obligating the Company to issue any securities.

     3. Representations, Warranties and Covenants of the Purchaser. In order to induce the Company to sell the Shares to the Purchaser, the Purchaser hereby represents, warrants and covenants to the Company as follows:

     (a) Investment Intent. The Purchaser is acquiring the Shares solely for the account of the Purchaser, for investment purposes only and not with a view to, or for, subdivision, resale, distribution, or fractionalization thereof, or for the account, in whole or in part, of others. No other person has or will have a direct or indirect beneficial interest in the Shares. The Purchaser is able to bear the substantial economic risk of an investment in the Shares, including a complete loss thereof, for an indefinite period of time. The Purchaser has no need for liquidity in this investment and has no reason to anticipate any change in circumstances, financial or otherwise, or other particular occasion or event which might cause or require the Purchaser to attempt to sell or transfer any of the Shares.

     (b) Shares Not Registered. The Purchaser understands that the sale of the Shares to the Purchaser is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and applicable state securities laws. The Purchaser will not sell, hypothecate or otherwise transfer any or all of the Shares other than in accordance with the following provisions:

          (i) pursuant to a registration statement under the Securities Act which has become effective, and a prospectus related thereto which is current, with respect to the securities to be disposed of, and if required, a registration statement under applicable state securities laws; or

          (ii) pursuant to a specific exemption from registration under the Securities Act and applicable state securities laws, but only upon the Purchaser first having delivered to the Company a favorable reasoned written opinion of counsel for the Purchaser, reasonably satisfactory in form and substance to the Company, to the effect that the proposed sale or transfer is exempt from registration under the Securities Act and any applicable state securities laws.

     (c) Restrictions on Transfer. The Purchaser understands that the Shares are not registered under the Securities Act or applicable state securities laws and such securities must be held indefinitely, unless the subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Except as provided in
Section 4 hereof, the Company has not undertaken to register the Shares pursuant to the Securities Act and, except as provided therein, will have no obligation to effect on behalf of the Purchaser any registration under the Securities Act or to assist the Purchaser in complying with any exemption from registration under the Securities Act or any state securities laws. The Purchaser understands that the exemption from registration afforded by certain rules and regulations under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, such rules and regulations may afford the basis for sales of the Shares only in limited amounts.

     (d) Legend. The Purchaser acknowledges that the certificates representing the Shares, and any substitutions or replacements thereof, shall bear a legend in substantially the following form:

     "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, hypothecated or otherwise transferred or disposed of in the absence of such registration, unless an exemption from the requirement of such registration is available under the circumstances at the time obtaining and demonstrated by opinion of counsel satisfactory to the Company."

     (e) Information Provided to Purchaser. The Purchaser further represents and warrants that in order to make an informed decision in connection with the purchase of the Shares:

          (i) the Purchaser has reviewed the merits and risks of an investment in the Shares with tax and legal counsel and with an investment advisor to the extent deemed advisable by the Purchaser;

          (ii) the Purchaser recognizes that an investment in the Shares involves a number of significant risks, including, without limitation, those set forth in the Delivered Filings; and the Purchaser, or the Purchaser's agent or advisor, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares; and

          (iii) the Purchaser, or the Purchaser's agent or advisor, (A) has been provided with sufficient information with respect to the business of the Company and has carefully reviewed the same including, without limitation, the Delivered Filings; (B) has been provided with such additional information with respect to the Company as the Purchaser or the Purchaser's agent or advisor has requested; and (C) has had the opportunity to discuss such information with members of the management of the Company and any questions that the Purchaser had with respect thereto have been answered to the full satisfaction of the Purchaser.

     (f) No Reliance on Company. The Purchaser is not relying on the Company with respect to the economic, tax and other considerations to the Purchaser relating to this investment. With respect to such considerations, the Purchaser has relied on the advice of his own qualified advisors to the extent the Purchaser has deemed appropriate.

     (g) Accredited Investor. The Purchaser represents and warrants that the Purchaser is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act by virtue of being an investment company registered under the Investment Company Act of 1940.

     (h) No Inconsistent Information. No oral or written representations have been made or oral or written information furnished to the Purchaser or the Purchaser's advisors or agents in connection with the sale and purchase of the Shares which were in any way inconsistent with the information set forth in the Delivered Filings.

     (i) Fiduciary. If the Purchaser is acting in a fiduciary capacity in purchasing the Shares, the fiduciary represents and warrants that he, she or it has authority to execute this Agreement on behalf of the person or persons for whom the Shares are being purchased, that such persons have been given the Delivered Filings and this Agreement and have confirmed to the fiduciary that they have reviewed the same, and that the representations and warranties contained in this Agreement (and in any other written statement or document delivered to the Company) shall be deemed to have been made on behalf of such person or persons.

     (j) Reliance by Company on Representations. All information which the Purchaser has furnished and is furnishing to the Company, including, without limitation, the representation as to the Purchaser's status as an "Accredited Investor" within the meaning of Rule 501 promulgated under the Securities Act and all other representations contained in this Agreement, are correct and complete as of the date of this Agreement, and if there should be any material change in such information prior to the Purchaser's receipt of the Shares, the Purchaser will immediately furnish such revised or corrected information to the Company. The Purchaser is executing and delivering this Agreement with full awareness of its implications and in recognition of the fact that the Company is relying on the Purchaser's representations and warranties in selling the Shares to the Purchaser, and that the Company and other investors may be damaged if such representations or warranties are incorrect.

     (k) Due Incorporation, etc. (i) The Purchaser is a corporation duly authorized and empowered to execute, deliver and perform this Agreement and to purchase the Shares, and has duly taken all requisite action in connection therewith; (ii) the person signing this Agreement on behalf of the Purchaser has been duly authorized by the Purchaser to do so; (iii) this Agreement is a valid and binding legal obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms; and (iv) the execution, delivery and performance of this Agreement and the purchase of the Shares do not and will not conflict with, violate or constitute a default under any applicable law or regulation, the Purchaser's certificate of incorporation, by-laws, or any agreement or arrangement to which the Purchaser is a party or by which it may be bound, and the purchase of the Shares is consistent with, and permitted by, the investment criteria and/or guidelines for investments to be made by the Purchaser.

     (l) Additional Information. The Purchaser agrees, within five days after receipt of a request from the Company, to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

     4. Registration of Shares.

     (a) Obligation to Register. The Company agrees to use all reasonable efforts to register the Shares with the Commission for resale by the Purchaser under the Securities Act within six months following the date hereof and to keep the registration statement on which the Shares are registered effective until the second anniversary of the date hereof (or until such earlier time as all the Shares have been publicly sold); provided, however, that, subject to the provisions of Section 4(c)(iii)(E), upon the prior written request of Purchaser, such registration statement shall be kept effective until the third anniversary of the date hereof (or until such earlier time as all the Shares have been publicly sold). Notwithstanding the foregoing, the Company may delay filing a registration statement, and may withhold efforts to cause the registration statement to become effective, if the Company determines in good faith that such registration might (1) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (2) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's shareholders. If, after a registration statement with respect to the Shares becomes effective, the Company advises the Purchaser that the Company considers it appropriate for the registration statement to be amended, the Purchaser shall suspend any further sales of the Shares until the Company advises the Purchaser that the registration statement has been amended.

The time period referred to herein during which the registration statement must be kept current after its effective date shall be extended for an additional number of business days equal to the number of business days during which the rights to sell shares was suspended pursuant to the preceding sentence, but in no event will the Company be required to update the registration statement after the third anniversary of the date hereof.

     (b) Cooperation by Purchaser. The Purchaser shall cooperate with the Company in connection with the registration of the Shares by furnishing such information, executing such documents, entering into any undertakings and taking such actions relating to such registration as may be required by the Commission or reasonably requested by the Company.

     (c) Covenants of Company. The Company covenants and agrees as follows:

          (i) The Company will take all necessary action which may be required in registering or qualifying the Shares for offering and sale under the securities or blue sky laws of such states as are requested by the Purchaser; provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

          (ii) The Company shall furnish such number of prospectuses as shall reasonably be requested by the Purchaser.

          (iii) The Company shall pay all costs, fees and expenses in connection with any registration statement filed pursuant to this Section 4, including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the Company shall not pay for any of the following costs, fees or expenses:
     (A) underwriting discounts and commissions allocable to the sale of Shares,
     (B) state transfer taxes, (C) brokerage commissions incurred by the Purchaser in connection with the sale of the Shares, (D) fees and expenses of counsel and accountants for the Purchaser and (E) any costs, fees and expenses relating to keeping effective the registration statement on which the Shares are registered after the second anniversary of the date hereof, which costs, fees and expenses shall be the sole responsibility of Purchaser.

     (d) Indemnification.

          (i) The Company shall indemnify the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing, or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement in which such Shares are included or (B) in any application or other document or written communication executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission is made in reliance upon and in conformity with written information furnished to the Company, with respect to the Purchaser, by or on behalf of the Purchaser expressly for use in any registration statement, or any amendment or supplement thereto, or in any application, as the case may be.

          (ii) The Purchaser shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of the Purchaser for specific inclusion in such registration statement, to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with respect to statements or omissions if any, made in any such registration statement or any amendment or supplement thereof or in any application, in reliance upon, and in conformity with, written information furnished to the Company with respect to the Purchaser expressly for use in such registration statement or any amendment or supplement thereto or in any application, as the case may be.

          (iii) Promptly upon receipt by an indemnified party of notice of the commencement of any action involving a claim referred to above, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of such action, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, except that if, in the opinion of counsel to either the indemnified or indemnifying party, there shall exist a conflict of interest or other valid reason why the retention of separate counsel for the indemnified party shall be required for the proper protection of the indemnified party, the indemnified party may retain such separate counsel at the expense of the indemnifying party. The indemnified party and any party cooperating in the defense of such claim shall not settle or compromise any such claim or admit liability without the express consent of the indemnifying party.

     (e) Reporting Requirements. The Company covenants that it will continue to file the reports required to be filed by it under the Exchange Act for so long as the Purchaser continues to own any Shares; and it will use reasonable efforts to take such further action as the Purchaser may reasonably request to the extent required to enable the Purchaser to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended or any similar rules or regulations hereafter adopted. Upon the request of any holder, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     5. No Brokers. The Company and the Purchaser each represents and warrants to the other that it has not employed or dealt with any broker other than Orrell & Company in connection with any transactions contemplated by this Agreement and shall save each other harmless from any and all claims at any time hereafter made for brokers' or finders' fees or commissions, which claim or claims arise out of any agreement alleged to have been made by any of them, except that the Company shall pay the fees or commissions, if any, of Orrell & Company.

     6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ALL RESPECTS IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE FULLY PERFORMED ENTIRELY WITHIN SUCH STATE.

     7. Assignability. This Agreement, and the rights and obligations hereunder, are not transferable or assignable by the Purchaser without the prior written consent of the Company.

     8. Modification. Neither this Agreement nor any of its provisions shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

     9. Notices. Any notice, demand or other communication which any party to this Agreement may be required, or may elect, to give to anyone interested hereunder shall be validly given if personally delivered or sent by registered or certified mail, return receipt requested, addressed to the recipient as follows: if to the Company, to the address set forth at the head of this Agreement, and if to the Purchaser, to the address shown under the name of the Purchaser at the head of this Agreement, or to such other address as such party may designate by written notice to the other in accordance with the provisions of this Section.

     10. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all negotiations, representations and other agreements made by and between such parties with respect hereto.

     11. Survival. All representations, warranties, agreements and covenants contained herein shall survive the execution of this Agreement, the purchase of the Shares contemplated hereby and any disposition thereof, notwithstanding any investigation made at any time by any of the parties hereto.

     If the Purchaser is in agreement with the foregoing, please sign the accompanying counterpart of this Agreement and return the same to the Company.

                                        Very truly yours,

                                        GOLDEN CYCLE GOLD CORPORATION


                                        By:  /s/ R. Herbert Hampton
                                             ------------------------
                                             Name:  R. Herbert Hampton
                                             Title: Secretary/Treasurer
                                                    and Vice President

Dated:  December 2, 1996

     The Purchaser hereby acknowledges agreement with the foregoing.

                                        MIDAS FUND, INC.



                                        By:  /s/ Thomas B. Winmill
                                             ------------------------
                                             Name:  Thomas B. Winmill
                                             Title: Co-President

                                        Tax Identification No.


                                        41-1536110
                                        -----------------------------